Exhibit 99.1

TEJON RANCH CO. ANNOUNCES THIRD QUARTER 2025

FINANCIAL RESULTS

TEJON RANCH, California - November 6, 2025 - Tejon Ranch Co., or the Company, (NYSE:TRC), a diversified real estate development and agribusiness company, today announced financial results for the three- and nine-months ended September 30, 2025.

Third Quarter 2025 Financial and Operating Highlights

•

GAAP net income attributable to common stockholders for the third quarter of 2025 was $1.7 million, or net income per share attributable to common stockholders, basic and diluted, of $0.06. In the third quarter of 2024, the Company reported net loss attributable to common stockholders of $1.8 million, or net loss per share attributable to common stockholders, basic and diluted, of $0.07. This represents a positive change of $3.5 million in net income and an improvement of $0.13 per share compared to the same quarter last year.

•

Revenues and other income, including equity in earnings of unconsolidated joint ventures, for the third quarter of 2025 were $14.7 million, compared with $14.6 million for the third quarter of 2024 reflecting relatively consistent quarterly performance year over year.

•	Adjusted EBITDA, a non-GAAP measure, was $5.3 million for the third quarter ended September 30, 2025, compared with $5.6 million for the same period in 2024.

•	TRCC industrial portfolio, through the Company’s joint venture partnerships, consists of 2.8 million square feet of gross leasable area (GLA) and is 100% leased.

•

The Company’s first residential community, Terra Vista at Tejon, located within the Tejon Ranch Commerce Center (TRCC), is advancing on schedule, with absorption and leasing activity meeting expectations. As of September 30, 2025, 55% of the 180 delivered units were leased. The project will eventually include a total of 228 residential units.

•	Farming segment revenues were $4.3 million, an increase of $1.1 million, or 34%, from $3.2 million for the same period in 2024.

•

In October, the Company reduced its workforce by approximately 20%, resulting in an estimated annual savings of $2.0 million across all segments, including corporate general and administrative expenses.

Executive Summary

“We had a strong quarter, driven by a rebound in farming and steady results across our core operating segments,” said Matthew Walker, president and CEO of Tejon Ranch Company. “Farming delivered an approximately $2 million positive variance from the prior year, helping year-to-date earnings recover.

“As part of our comprehensive review of cost structure and capital allocation, we’ve taken decisive steps to reduce expenses, including a 20 percent reduction in our workforce. This difficult but necessary decision, which will result in $2 million in annualized savings, reflects a disciplined shift. The goal is simple: to operate leaner, invest efficiently and generate more cash from the assets we already control.

“Looking forward, Tejon’s location at the crossroads of California remains its enduring advantage. Every day, goods, energy and people move across our land. That activity fuels steady, recurring income. As we continue lease-up at Terra Vista and with the opening of the Hard Rock Tejon Casino next week, we expect organic growth in traffic and activity that will lift results across the Ranch.

“While the quarter was promising, I want to be clear. The Company is not yet where it needs to be, and we must continue to improve. I look forward to communicating additional changes that will continue to strengthen the organization and its ability to deliver results to our shareholders.”

Year-to-Date Financial Results

•

Net loss attributable to common stockholders for the first nine months of 2025 was $1.5 million, or net loss per share attributed to common stockholders, basic and diluted, of $0.06, compared with net loss attributable to common stockholders of $1.8 million, or net loss per share attributed to common stockholders, basic and diluted, of $0.07, for the first nine months of 2024.

•

The primary factor driving this $0.3 million improvement in net income (loss) was the recognition of $595,000 of additional gross margin following the fulfillment of the performance obligation related to the Nestlé land sale that occurred in 2022. Net increases in our agricultural operations also contributed, with almond and wine grape revenues increasing by $1,169,000 and $1,147,000, respectively. Additionally, expenses in the Real Estate – Resort/Residential segment decreased by $1,308,000. The decrease was primarily attributable to additional expenses of $1,250,000 in 2024 related to professional service fees and planning costs related to capital efforts tied to the Company’s master planned communities. These positive effects were partially offset by decreased revenues from the mineral resources segment totaling $410,000 during the nine months ended September 30, 2025, as well as $3,399,000 of additional expenses related to contested board election and proxy defense efforts in Spring of 2025.

•

Revenues and other income, for the first nine months of 2025, including equity in earnings of unconsolidated joint ventures, totaled $35.4 million, compared with $33.2 million for the first nine months of 2024. Factors impacting the year-to-date results include:

•

Real estate commercial/industrial segment experienced an increase in revenue for the first nine months of 2025. Revenues for this segment were $11.0 million, an increase of $2.5 million, or 29%, from $8.5 million for the first nine months of 2024. The primary factor driving this change was the recognition in land sales revenue for $2,373,000, following the Company’s fulfillment of the performance obligation related to the Nestlé land sale that occurred in 2022.

•

Farming segment revenues were $6.5 million, an increase of $2.2 million, or 53%, from $4.2 million for the first nine months of 2024. The increase was primarily attributed to an increase of $1,169,000 in almond crop revenues in the current period, in addition to higher wine grape sales of $1,147,000. Approximately 1,310,000 pounds of almonds were sold during the nine months ended September 30, 2025, whereas 1,045,000 pounds of almond were sold in the comparable period in 2024.

•

Equity in earnings of unconsolidated joint ventures decreased by $1.3 million compared with the prior year period, mainly attributed to the reduction in equity in earnings recorded for the TA/Petro joint venture.

•	Adjusted EBITDA, a non-GAAP measure, was $13.9 million for the nine months ended September 30, 2025, compared with $12.9 million for the same period in 2024.

Tejon Ranch Co. provides Adjusted EBITDA, a non-GAAP financial measure, because management believes it offers additional information for monitoring the Company’s cash flow performance. A table providing a reconciliation of Adjusted EBITDA to its most comparable GAAP measure, as well as an explanation of, and important disclosures about, this non-GAAP measure, is included in the tables at the end of this press release.

Commercial/Industrial Real Estate Update

•	Leasing and occupancy updates as of September 30, 2025:

•	TRCC industrial portfolio, through the Company’s joint venture partnerships, consists of 2.8 million square feet of gross leasable area (GLA) and is 100% leased.

•	TRCC commercial/retail portfolio, wholly owned and through joint venture partnerships, consists of 620,907 square feet of GLA and is 95% occupied.

•	In total, TRCC comprises 7.1 million square feet of GLA.

•	Outlets at Tejon maintained strong performance with 90% occupancy as of September 30, 2025.

•

The Company’s Terra Vista at Tejon multifamily community located within TRCC continues its lease-up on plan. As of September 30, 2025, 55% of the 180 delivered units were leased. The project will eventually include a total of 228 residential units.

•	In July 2025, Nestlé USA completed the construction of a new, state-of-the-art distribution facility on the east side of TRCC. The project, led by Nestlé, spans more than 700,000 square feet.

Liquidity and Capital Resources

•

As of September 30, 2025, total capitalization, including pro rata share (PRS) of unconsolidated joint venture debt, was approximately $631.6 million, consisting of an equity market capitalization of $429.7 million and $201.9 million of debt, and our debt to total capitalization was 32.0%. As of September 30, 2025, the Company had cash and securities totaling approximately $21.0 million and $68.1 million available on its line of credit, for total liquidity of $89.1 million. The ratio of total debt including pro rata share of unconsolidated joint venture debt, net of cash and securities including pro rata share of unconsolidated joint venture cash, of $166.7 million, to trailing twelve months adjusted EBITDA of $24.3 million was 6.9x using non-GAAP measures.

2025 Outlook:

The Company will continue to strategically pursue commercial/industrial development, multi-family development, leasing, sales, and investment activities across TRCC, including its joint ventures developments. The Company also remains committed to making disciplined capital investments to advance its residential projects, Mountain Village at Tejon Ranch, Centennial at Tejon Ranch and Grapevine at Tejon Ranch, with a focus on achieving critical entitlements, planning milestones, and value-enhancing activities that support long-term growth.

California continues to be one of the most highly regulated states for real estate development, and, as such, natural delays, including those resulting from litigation, remain a reasonable expectation. Accordingly, over the next several years, the Company anticipates that net income to fluctuate from year-to-year, driven by the timing of land sales, leasing activity within its industrial development, commodity price movements, and production levels from its farming and mineral resources segments, and the timing of land sales and leasing of land within its industrial developments.

Water sales opportunities in 2025 continue to be influenced by overall hydrologic conditions in Northern California and State Water Project (SWP) allocations. Following a third consecutive year of above-average snowpack levels, the current SWP allocation remains at 50% of contract amounts, which limited additional water sales opportunities this year.

On July 10, 2025, the U.S. Department of Agriculture (USDA) released its Objective Forecast for the 2025 California almond crop, projecting total production of 3.0 billion pounds. This represented a 7% increase from the USDA’s Subjective Forecast issued on May 12, 2025, and a 10% increase over the 2024 crop of 2.73 billion pounds. Despite the larger crop outlook, almond pricing has strengthened in recent weeks, supporting a more favorable market environment.

All farming operations were completed for the season, with yields generally consistent with expectations and in line with historical averages. Pistachios were in an up-bearing year, yielding approximately 2.7 million pounds compared to no harvest in the prior season, reflecting the crop’s natural alternate bearing cycle. Almond production remained relatively stable year over year, with 2.6 million pounds harvested compared to 2.9 million pounds previously, demonstrating consistent orchard performance. Wine grape yields improved notably, increasing from 8 tons last year to 12 tons this season, benefiting from favorable growing conditions and improved vineyard management practices. Overall, this year’s results underscore a positive trend in orchard recovery and productivity across key crops.

While year-to-year results may fluctuate due to these external factors, the Company remains focused on long-term value creation. With a strong asset base, a disciplined investment strategy, and a clear development roadmap, the Company believes it is well-positioned to navigate near-term challenges and continue advancing its strategic priorities.

Earnings Conference Call Information

The Company will host a conference call to discuss its third quarter 2025 financial results:

•	Date: Thursday, November 6, 2025

•	Time: 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time

•	Dial-In: (877) 704-4453 (U.S.) or +1 (201) 389-0920 (International)

•	Conference Call Playback: (844) 512-2921 (U.S.) or +1 (412) 317-6671 (International) Passcode: 13756652

The full playback can be accessed through Thursday, December 4, 2025.

Investor Engagement Event

The Company will host its first Investor Engagement Event since 2018 on the morning of November 14, 2025 at the New York Stock Exchange. Space is limited and advanced registration is required. If you’re interested in attending, please send your request to InvestorEvent@tejonranch.com.

About Tejon Ranch Co.

Tejon Ranch Co. (NYSE: TRC) is a diversified real estate development and agribusiness company, whose principal asset is its 270,000-acre land holding located approximately 60 miles north of Los Angeles and 15 miles south of Bakersfield.

More information about Tejon Ranch Co. can be found on the Company’s website at www.tejonranch.com.

Forward Looking Statements:

This release contains forward-looking statements within the meaning of the federal securities laws. Generally speaking, any statement not based upon historical fact is a forward-looking statement. In particular, statements regarding the Company’s business plans, strategies, prospects, objectives, milestones, future operating results, financial condition, expectations regarding capital allocation, cost savings, entitlement and development timelines, partnerships, regulatory reforms, and other future events or circumstances are forward-looking statements. These statements reflect the Company’s current expectations and beliefs about future developments and their potential effects on the Company. Forward-looking statements are not guarantees of performance and speak only as of the date of this report.

Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “will,” “should,” “would,” “likely,” “improve,” “commit,” and similar expressions, as well as discussions of strategy, objectives, and intentions, are intended to identify forward-looking statements. These statements are based on current assumptions and involve known and unknown risks, uncertainties, and other factors - many of which are beyond the Company’s control - that could cause actual results to differ materially from those expressed or implied. Such factors include, but are not limited to, market, economic, geopolitical and weather conditions; the availability and cost of financing for land development and other activities; competition; commodity prices and agricultural yields; success in obtaining and maintaining governmental entitlements and permits; the timing and outcome of regulatory or litigation processes; demand for commercial, industrial, residential, and retail real estate; and other risks inherent in real estate and agricultural operations.

No assurance can be given that actual results will not differ materially from those expressed or implied by these forward-looking statements. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events, or otherwise. Investors are cautioned not to place undue reliance on these forward-looking statements. For a discussion of risks and uncertainties that could cause actual results to differ, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and subsequent filings with the U.S. Securities and Exchange Commission.

(Financial tables follow)

TEJON RANCH CO. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

($ in thousands, except per share amounts)

	September 30, 2025	December 31, 2024
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$3,571	$39,267
Marketable securities - available-for-sale	17,473	14,441
Accounts receivable	5,075	7,916
Inventories	8,230	3,972
Prepaid expenses and other current assets	2,203	3,806

Total current assets	36,552	69,402
Real estate and improvements - held for lease, net	59,679	16,253
Real estate development (includes $127,120 at September 30, 2025 and $124,136 at December 31, 2024, attributable to CFL)	370,514	377,905
Property and equipment, net	59,368	56,387
Investments in unconsolidated joint ventures	33,754	28,980
Net investment in water assets	63,847	55,091
Other assets	5,873	3,980

TOTAL ASSETS	$629,587	$607,998

LIABILITIES AND EQUITY
Current Liabilities:
Trade accounts payable	$6,613	$9,085
Accrued liabilities and other	4,153	5,549
Deferred income	2,968	2,162

Total current liabilities	13,734	16,796
Revolving line of credit	91,942	66,942
Long-term deferred gains	10,851	11,447
Deferred tax liability	9,028	9,059
Other liabilities	15,442	14,798

Total liabilities	140,997	119,042
Commitments and contingencies
Equity:
Tejon Ranch Co. stockholders’ equity
Common stock, $0.50 par value per share:
Authorized shares - 50,000,000
Issued and outstanding shares - 26,893,955 at September 30, 2025 and 26,822,768 at December 31, 2024	13,447	13,412
Additional paid-in capital	349,604	348,497
Accumulated other comprehensive income	87	87
Retained earnings	110,092	111,598

Total Tejon Ranch Co. stockholders’ equity	473,230	473,594
Non-controlling interest	15,360	15,362

Total equity	488,590	488,956

TOTAL LIABILITIES AND EQUITY	$629,587	$607,998

TEJON RANCH CO. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues:
Real estate - commercial/industrial	$3,124	$3,002	$10,985	$8,497
Mineral resources	3,172	3,166	7,277	7,687
Farming	4,335	3,242	6,498	4,249
Ranch operations	1,338	1,446	3,725	3,518

Total revenues	11,969	10,856	28,485	23,951
Costs and expenses:
Real estate - commercial/industrial	2,148	2,088	7,531	6,005
Real estate - resort/residential	318	328	1,008	2,316
Mineral resources	2,121	1,812	4,996	5,043
Farming	5,362	6,252	9,407	9,406
Ranch operations	1,176	1,223	3,784	3,711
Corporate expenses	2,868	2,945	12,004	8,794

Total costs and expenses	13,993	14,648	38,730	35,275

Operating loss	(2,024)	(3,792)	(10,245)	(11,324)
Other income:
Investment income	177	528	749	1,843
Other loss, net	(9)	(69)	(89)	(210)

Total other income, net	168	459	660	1,633

Loss before equity in earnings of unconsolidated joint ventures and income tax benefit	(1,856)	(3,333)	(9,585)	(9,691)
Equity in earnings of unconsolidated joint ventures, net	2,555	3,329	6,268	7,611

Income (loss) before income tax benefit	699	(4)	(3,317)	(2,080)
Income tax (benefit) expense	(972)	1,832	(1,809)	(286)

Net income (loss)	1,671	(1,836)	(1,508)	(1,794)
Net income (loss) attributable to non-controlling interest	1	—	(2)	(1)

Net income (loss) attributable to common stockholders	$1,670	$(1,836)	$(1,506)	$(1,793)

Net income (loss) per share attributable to common stockholders, basic	$0.06	$(0.07)	$(0.06)	$(0.07)

Net income (loss) per share attributable to common stockholders, diluted	$0.06	$(0.07)	$(0.06)	$(0.07)

Non-GAAP Financial Measures

This press release includes references to the Company’s non-GAAP financial measure “EBITDA.” EBITDA represents the Company’s share of consolidated net income in accordance with GAAP, before interest, taxes, depreciation, and amortization, plus the allocable portion of EBITDA of unconsolidated joint ventures accounted for under the equity method of accounting based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP. EBITDA is a non-GAAP financial measure and is used by the Company and others as a supplemental measure of performance. Tejon Ranch also uses Adjusted EBITDA to assess the performance of the Company’s core operations, for financial and operational decision making, and as a supplemental or additional means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as EBITDA, excluding stock compensation expense. The Company believes Adjusted EBITDA provides investors relevant and useful information because it permits investors to view income from operations on an unlevered basis before the effects of taxes, depreciation and amortization, and stock compensation expense. By excluding interest expense and income, EBITDA and Adjusted EBITDA allow investors to measure the Company’s performance independent of its capital structure and indebtedness and, therefore, allow for a more meaningful comparison of the Company’s performance to that of other companies, both in the real estate industry and in other industries. The Company believes that excluding charges related to share-based compensation facilitates a comparison of its operations across periods and among other companies without the variances caused by different valuation methodologies, the volatility of the expense (which depends on market forces outside the Company’s control), and the assumptions and the variety of award types that a company can use. In addition, the Company excludes other items impacting comparability to provide a clearer understanding of its core operating performance. EBITDA and Adjusted EBITDA have limitations as measures of the Company’s performance. EBITDA and Adjusted EBITDA do not reflect Tejon Ranch’s historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. While EBITDA and Adjusted EBITDA are relevant and widely used measures of performance, they do not represent net income or cash flows from operations as defined by GAAP, and they should not be considered as alternatives to those indicators in evaluating performance or liquidity. Further, the Company’s computation of EBITDA and Adjusted EBITDA may not be comparable to similar measures reported by other companies.

The Company uses Net Debt / Adjusted EBITDA as a non-GAAP financial measure to evaluate its capital structure and ability to service its debt. Management believes this ratio provides useful insight into leverage trends and capital efficiency. Net debt includes TRC debt and the Company’s pro rata share of debt held at unconsolidated joint ventures, offset by consolidated and pro rata cash. Adjusted EBITDA is used as a proxy for core operating performance. A reconciliation is provided below.

Adjusted Farming EBITDA before fixed water obligations is not a measure of financial performance prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as a substitute for net income, operating income, or other performance measures prepared in accordance with GAAP. The Company defines Adjusted Farming EBITDA before fixed water obligations as net income (loss) before interest, taxes, depreciation, and amortization, further adjusted to exclude non-recurring items such as gains or losses on asset sales, impairments, share-based compensation, and other non-cash charges, and before deducting the Company’s fixed water obligations.

Management uses this measure to evaluate the core operating performance of its farming operations and to facilitate period-to-period comparisons by isolating the impact of variable farming costs from the fixed water infrastructure costs. The Company believes this measure provides investors with additional insight into the underlying cash flow potential of its agricultural operations. A reconciliation of Adjusted Farming EBITDA before fixed water obligations to the most directly comparable GAAP measure, Operating loss from farming, is provided below.

TEJON RANCH CO.

Non-GAAP Financial Measures

(Unaudited)

	Three Months Ended September 30,
($ in thousands)	2025	2024
Net income (loss)	$1,671	$(1,836)
Net income (loss) attributable to non-controlling interest	1	—
Interest, net
Consolidated	(177)	(528)
Our share of interest expense from unconsolidated joint ventures	1,539	1,532

Total interest, net	1,362	1,004
Income tax (benefit) provision	(972)	1,832
Depreciation and amortization:
Consolidated	1,690	1,216
Our share of depreciation and amortization from unconsolidated joint ventures	1,666	1,695

Total depreciation and amortization	3,356	2,911

EBITDA	5,416	3,911
Stock compensation expense	(133)	1,732

Adjusted EBITDA	$5,283	$5,643

	Nine Months Ended September 30,		TTM* Ended September 30,
($ in thousands)	2025	2024	2025
Net income (loss)	$(1,508)	$(1,794)	$2,974
Net income (loss) attributable to non-controlling interest	(2)	(1)	(3)
Interest, net
Consolidated	(749)	(1,843)	(1,179)
Our share of interest expense from unconsolidated joint ventures	4,473	4,625	6,013

Total interest, net	3,724	2,782	4,834
Income tax (benefit) provision	(1,809)	(286)	(547)
Depreciation and amortization:
Consolidated	3,800	3,137	5,548
Our share of depreciation and amortization from unconsolidated joint ventures	5,098	4,989	6,862

Total depreciation and amortization	8,898	8,126	12,410

EBITDA	9,307	8,829	19,674
Stock compensation expense	1,157	4,086	1,253
Items impacting comparability:
Shareholder activism expense [1]	3,399	—	3,399

Adjusted EBITDA	$13,863	$12,915	$24,326

[1]	Represents advisory fees related to shareholder activism matters.
*	Trailing Twelve Month (TTM)

Reconciliation of Net Income to Adjusted TTM EBITDA

	TTM EBITDA Ended September 30, 2025
($ in thousands)	Commercial Real Estate	Farming	Mineral Resources	Ranch Operations	Residential Real Estate	Corporate	Tejon PRS of UJV	Grand Total
Net (loss) income	$5,604	$(1,378)	$2,799	$465	$(1,307)	$(12,747)	$9,538	$2,974
Net (loss) income attributed to non-controlling interest	—	—	—	—	—	(3)	—	(3)
Interest, net
Consolidated interest income	—	—	—	—	—	(1,179)	—	(1,179)
Our share of interest expense from unconsolidated joint ventures	—	—	—	—	—	—	6,013	6,013

Total interest, net	—	—	—	—	—	(1,179)	6,013	4,834
Income tax (benefit) expense	—	—	—	—	—	(547)	—	(547)
Depreciation and amortization
Consolidated	845	2,551	1,375	383	39	355	—	5,548
Our share of depreciation and amortization from unconsolidated joint ventures	—	—	—	—	—	—	6,862	6,862

Total depreciation and amortization	845	2,551	1,375	383	39	355	6,862	12,410

EBITDA	6,449	1,173	4,174	848	(1,268)	(14,115)	22,413	19,674
Stock compensation expense	111	139	49	30	428	496	—	1,253
Items impacting comparability:
Shareholder activism expense [1]	—	—	—	—	—	3,399	—	3,399

Adjusted EBITDA	$6,560	$1,312	$4,223	$878	$(840)	$(10,220)	$22,413	$24,326

[1]	Represents advisory fees related to shareholder activism matters.

Quarterly information is not indicative of full year results due to seasonality.

	TTM EBITDA Ended September 30, 2024
($ in thousands)	Commercial Real Estate	Farming	Mineral Resources	Ranch Operations	Residential Real Estate	Corporate	Tejon PRS of UJV	Grand Total
Net (loss) income	$3,008	$(5,672)	$3,844	$(249)	$(2,765)	$(8,255)	$9,863	$(226)
Net (loss) income attributed to non-controlling interest	—	—	—	—	—	2	—	2
Interest, net
Consolidated interest income	—	—	—	—	—	(2,625)	—	(2,625)
Our share of interest expense from unconsolidated joint ventures	—	—	—	—	—	—	5,888	5,888

Total interest, net	—	—	—	—	—	(2,625)	5,888	3,263
Income tax (benefit) expense	—	—	—	—	—	(1,582)	—	(1,582)
Depreciation and amortization
Consolidated	459	2,196	1,374	381	40	490	—	4,940
Our share of depreciation and amortization from unconsolidated joint ventures	—	—	—	—	—	—	6,402	6,402

Total depreciation and amortization	459	2,196	1,374	381	40	490	6,402	11,342

EBITDA	3,467	(3,476)	5,218	132	(2,725)	(11,974)	22,153	12,795
Stock compensation expense	93	157	51	(36)	516	4,188	—	4,969

Adjusted EBITDA	$3,467	$(3,476)	$5,218	$132	$(2,725)	$(7,005)	$22,153	$17,764

Quarterly information is not indicative of full year results due to seasonality.

Reconciliation of Adjusted Farming EBITDA before Fixed Water Obligations

(Unaudited)

The Company evaluates the performance of its farming operations using Adjusted Farming EBITDA before fixed water obligations, a non-GAAP financial measure. Management believes this measure provides a meaningful representation of the underlying profitability and cash flow potential of its agricultural operations by excluding both non-operating items and the fixed water obligation, which represents a non-controllable infrastructure cost incurred regardless of the level of farming activity in this segment.

The fixed water obligation reflects the Company’s allocated share of infrastructure and financing costs associated with the transmission and delivery of water to the Company’s property. These obligations primarily consist of annual assessments levied to repay bonds issued by the State of California to finance the construction and on-going maintenance of the state water project system and local water districts water systems. The landowners holding water rights, including the Company, are responsible for repaying these bonds through fixed annual payments.

Unlike variable water costs which are included in farming expenses, management views the fixed water obligation as an infrastructure cost that supports long-term access to water resources, rather than an essential operating cost of farming. Accordingly, Adjusted Farming EBITDA before fixed water obligations allows management and investors to evaluate the operating performance of the Company’s farming segment independent of the fixed costs associated with water infrastructure.

($ in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
Farming Segment	2025	2024	2025	2024
Farming revenues	$4,335	$3,242	$6,498	$4,249
Farming expenses	5,362	6,252	9,407	9,406

Operating loss from farming	(1,027)	(3,010)	(2,909)	(5,157)
Depreciation	768	573	1,447	1,215
Stock compensation expense	28	36	99	111

Adjusted EBITDA	(231)	(2,401)	(1,363)	(3,831)
Fixed Water Obligations	656	606	2,172	2,159

Adjusted Farming EBITDA before Fixed Water Obligations	$425	$(1,795)	$809	$(1,672)

Summary of Outstanding Debt as of September 30, 2025

(Unaudited)

Entity/Borrowing ($ in thousands)	Amount	% Share	PRS Debt
Revolving line-of-credit	$91,942	100%	$91,942
Petro Travel Plaza Holdings, LLC	11,221	60%	6,733
TRCC/Rock Outlet Center, LLC	20,271	50%	10,136
TRC-MRC 1, LLC	20,943	50%	10,472
TRC-MRC 2, LLC	20,684	50%	10,342
TRC-MRC 3, LLC	32,017	50%	16,009
TRC-MRC 4, LLC	60,211	50%	30,106
TRC-MRC 5, LLC	52,222	50%	26,111

Total	$309,511		$201,851

Capitalization and Debt Ratios

(Unaudited)

($ in thousands, except per share amounts)	September 30, 2025
Period End Share Price	$15.98
Outstanding Shares	26,893,955
Market Cap as of Reporting Date	$429,750
Total Debt including PRS Unconsolidated Joint Venture Debt	$201,851
Total Capitalization	$631,601
Debt to total capitalization	32.0%
Net debt, including PRS unconsolidated joint venture debt, to TTM adjusted EBITDA (Non-GAAP)	6.9

Earnings Per Share (EPS) and Share Data

(Unaudited)

	Three Months Ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Basic earnings per share	$0.06	$(0.06)	$(0.05)	$0.17	$(0.07)
Diluted earnings per share	$0.06	$(0.06)	$(0.05)	$0.17	$(0.07)
Book value per common share	$17.60	$17.54	$17.60	$17.66	$17.47
Weighted average shares	26,890,979	26,878,658	26,852,573	26,821,449	26,814,051
Weighted average diluted shares	26,939,860	26,878,658	26,852,573	26,829,344	26,814,051

Non-GAAP Net Debt / Adjusted EBITDA Reconciliation

(Unaudited)

Non-GAAP Reconciliations

($ in thousands)	September 30, 2025
Debt
Pro Rata Share of JV Debt	$109,909
TRC Debt	91,942
Total Adjusted Debt (Non-GAAP)	$201,851
Cash and Marketable Securities
Pro Rata Share of JV Cash and Marketable Securities	$14,077
TRC Cash and Marketable Securities	21,044
Total Adjusted Cash and Marketable Securities (Non-GAAP)	$35,121
Net Debt (Non-GAAP)
Total Adjusted Debt (Non-GAAP)	$201,851
Less: Total Adjusted Cash and Marketable Securities (Non-GAAP)	(35,121)
Net Debt (Non-GAAP)	$166,730
TTM Adjusted EBITDA (Non-GAAP)	$24,326
Net Debt / TTM Adjusted EBITDA (Non-GAAP)	6.9

Tejon Ranch Co.

Robert D. Velasquez, 661-663-4220

Chief Financial Officer, Treasurer, Senior Vice President, Finance and Chief Accounting Officer

Tejon Ranch Co.

Nicholas Ortiz 661-663-4212

Senior Vice President, Corporate Communications & Public Affairs